Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE, dated as of April 6, 2011 (the “First Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, Meritage Homes of North Carolina, Inc., a corporation organized under the laws of the State of Arizona (the “Additional Guarantor”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.
WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of April 13, 2010 (the “Indenture”) pursuant to which the Company issued its 7.15% Senior Notes due 2020 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;
WHEREAS, pursuant to Section 4.08 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;
WHEREAS, the Additional Guarantor is a Restricted Subsidiary of the Issuer;
WHEREAS, the Issuer and the Trustee desire to have the Additional Guarantor enter into this First Supplemental Indenture and agree to guaranty the obligations of the Issuer under the Indenture and the Notes and the Additional Guarantor desires to enter into this First Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;
WHEREAS, Section 8.01 of the Indenture provides that the Issuer, the Guarantors and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;
WHEREAS, by entering into this First Supplemental Indenture, the Issuer and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;
WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and
WHEREAS, all acts and things prescribed by the charter documents of the Additional Guarantor (as now in effect) necessary to make this First Supplemental Indenture a valid instrument legally binding on the Additional Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Additional Guarantor and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:
1. Additional Guarantor as Guarantor. As of the date hereof and pursuant to this First Supplemental Indenture, the Additional Guarantor shall become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.

2. Compliance with and Fulfillment of Condition of Section 4.08. The execution and delivery of this First Supplemental Indenture by the Additional Guarantor (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Issuer under Section 4.08 of the Indenture.
3. Construction. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof,” “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.
4. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantor, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantor.
5. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
6. Holders Bound. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
7. Successors and Assigns. This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
8. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.
9. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the Issuer, the Guarantors, the Additional Guarantor and the Trustee have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ISSUER: MERITAGE HOMES CORPORATION
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ C. Timothy White
	Name:	C. Timothy White
	Title:	General Counsel, Executive Vice President and Secretary

ADDITIONAL GUARANTOR: MERITAGE HOMES OF NORTH CAROLINA, INC.
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Ignazio Tamburello
	Name:	Ignazio Tamburello
	Title:	Vice President
[Signature Pages to First Supplemental Indenture]

GUARANTORS:

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary
[Signature Pages to First Supplemental Indenture — Continued]

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and-Assistant Secretary

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary
[Signature Pages to First Supplemental Indenture — Continued]

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH GOLF, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary
[Signature Pages to First Supplemental Indenture — Continued]

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CALIFORNIA URBAN BUILDERS, INC.

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary
[Signature Pages to First Supplemental Indenture — Continued]

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

WW PROJECT SELLER, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay

	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary
[ End of Signature Pages to First Supplemental Indenture ]